Intermet Corporation
                         5445 Corporate Drive, Suite 200
                               Troy, MI 48098-2683
                              Phone: (810) 952-2500
                               Fax: (810) 952-2501

[INTERMET LOGO]

                                            December 9, 1996
                                            For IMMEDIATE Release
                                            Contact: James W. Rydel
                                            (810) 952-2500

Intermet Clears Hart-Scott-Rodino Waiting Periods

         Detroit, Michigan, December 9, 1996 - Intermet Corporation (Nasdaq:
INMT) announced today that the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the cash tender offer by its wholly-owned subsidiary, I M Acquisition Corp., for all the outstanding shares of common stock of Sudbury, Inc. for $12.50 per share expired at 11:59 p.m., New York time, on December 6, 1996. The tender offer is scheduled to expire at midnight on Friday, December 20, 1996.